Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-66090 and 333-115148-01) of Dynegy Holdings Inc. of our report dated March 4, 2004, except for the Explanatory Note beginning on page F-8, as to which the date is January 25, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A Amendment No. 1.

/s/    PricewaterhouseCoopers LLP

Houston, Texas

January 25, 2005